Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-31366 and 333-168758 of our report dated June 17, 2026, appearing in this Annual Report on Form 11-K of the HNI Corporation 401(k) Plan for the year ended December 31, 2025.

/s/ FGMK, LLC
Bannockburn, Illinois
June 17, 2026